Exhibit 10.2

Final Form

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2025 by and [between The Ether Machine, Inc., a Delaware corporation (“Pubco”) and the undersigned (“Holder”)]1 / [among The Ether Machine, Inc., a Delaware corporation (“Pubco”), DynamixCore Holdings, LLC, a Delaware limited liability company (“Sponsor”), SPAC (as defined below), the insiders who are signatories hereto (each, an “Insider,” and collectively, the “Insiders”) and the undersigned (“Holder”)]2. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on July 21, 2025, Pubco, Dynamix Corporation, a Cayman Islands exempted company (“SPAC”), The Ether Reserve LLC, a Delaware limited liability company (the “Company”), ETH SPAC Merger Sub Ltd, a Cayman Islands exempted company (“SPAC Merger Sub”), Ethos Sub 3, Inc., a Delaware corporation (“Company Merger Sub”), ETH Partners LLC, a Delaware limited liability company (the “Seller”), and the other parties thereto entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, pursuant to and in accordance with applicable laws and upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”) and with SPAC shareholders receiving one share of Pubco Class A Stock for each SPAC Class A Ordinary Share, par value $0.0001 per share, held by such shareholder in accordance with the terms of the Business Combination Agreement; (b) at least two (2) hours after the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger,” and together with SPAC Merger, the “Mergers”) with (i) the Non-U.S. Company Members, the Cash U.S. Company Members, the Electing Ether U.S. Company Members and the Seller receiving shares of Pubco Stock in exchange for their Company Interests and (ii) the Non-Electing Ether U.S. Company Members cancelling their Company Interests and converting into Company Exchange Units, in each case in accordance with the terms of the Business Combination Agreement; and (c) as a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), among other matters, SPAC and the Company will become subsidiaries of Pubco and Pubco will become a publicly traded company;3

WHEREAS, immediately following the Company Merger Effective Time, Holder will be a holder of shares of Pubco Stock and Pubco Warrants in such amount as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement and the transactions contemplated thereby and the Ancillary Documents, and in view of the valuable consideration to be received by Holder thereunder, the receipt and sufficiency of which is hereby acknowledged, the parties hereto desire to set forth herein certain understandings between such parties with respect to restrictions on transfer of any shares of Pubco Stock held by Holder immediately after the Company Merger Effective Time, any shares of Pubco Stock issuable upon the exercise or settlement, as applicable, of Pubco Warrants held by Holder immediately after the Company Merger Effective Time and any other securities convertible into or exercisable or exchangeable for Pubco Stock held by Holder immediately after the Company Merger Effective Time (collectively, the “Restricted Securities”)[; provided, that Restricted Securities shall not include any shares received by such Holder in connection with subscription through ETHM Investments (as defined in the Business Combination Agreement)].4

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

[1]	Note to Draft: To be included in the agreement between Pubco and Seller.
[2]	Note to Draft: To be included for Holders who are Insiders and Sponsor.
[3]	Note to Draft: Recital to be conformed to final structure in BCA.
[4]	Note to Draft: To be included for any party to the Insider Letter who also participates in the PIPE or Private Placement.

1.	Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of Pubco, during the period (the “Lock-Up Period”) commencing from the Closing Date and ending on the earlier of (A) the six (6) month anniversary of the Closing Date (the “Anniversary Release”); provided that, if the VWAP of the shares of Pubco Class A Stock equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 consecutive trading days after Closing, then the Anniversary Release will be deemed to occur at 11:59 p.m. (New York City time) on such 20th consecutive trading day, and (B) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco Stock for cash, securities or other property: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (each, a “Permitted Transferee”): (I) in the case of an entity, transfers (A) to another entity that is an Affiliate of the Holder, (B) as part of a distribution to members, partners or stockholders of Holder and (C) to officers or directors of Holder, any Affiliate or family member of any of Holder’s officers or directors, or to any members, officers, directors or employees of Holder or any of its Affiliates; (II) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person; (III) to a charitable organization; (IV) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (V) in the case of an individual, transfers pursuant to a qualified domestic relations order; (VI) in the case of an entity, transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (VII) transfers to satisfy any U.S. federal, state, or local income tax obligations of Holder (or its direct or indirect owners) to the extent necessary to cover any tax liability as a direct result of the Transactions; or (VIII) in the form of a pledge of Restricted Securities in a bona fide transaction as collateral to secure obligations pursuant to lending or other financing arrangements between a Holder (or its Affiliates), on the one hand, and a third party, on the other hand, for the benefit of such Holder and/or its Affiliates; provided, however, that during the Lock-Up Period such third party shall not be permitted to foreclose upon such Restricted Securities or otherwise be entitled to enforce its rights or remedies with respect to the Restricted Securities, including, without limitation, the right to vote, transfer or take title to or ownership of such Restricted Securities; provided, however, that it shall be a condition to any transfer pursuant to clauses (I) through (VIII) above that the Permitted Transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. The restrictions set forth herein shall not restrict Holder from making a request for inclusion of its Restricted Securities in any registration statement pursuant to any registration rights agreement between Pubco and the Holder, provided that no public filing or public disclosure relating to such sale of securities is made during the Lock-Up Period.

[(b) SPAC, Sponsor and the Insiders hereby agree that as of the Closing Date, Section 8 (Transfer Restrictions) of that certain letter agreement, dated as of November 20, 2024, by and among SPAC, Sponsor and the Insiders (as amended, the “Insider Letter”), is to be of no further force and effect, and further confirm that by their signature hereto they are executing a written instrument that satisfies the requirements of Section 12 of the Insider Letter to change, amend, modify or waive a particular provision of the Insider Letter.]5

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

[5]	Note to Draft: To be included for Holders who are Insiders.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2025, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Pubco during the Lock-Up Period, including the right to vote any Restricted Securities.

2.	Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns[; provided that only Section 1(b) shall be binding upon and inure to the benefit of the Insiders]6. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Pubco, except in accordance with the procedures set forth for transfers of Restricted Securities to Permitted Transferees in Section 1(a), and any such purported transfer shall be null and void. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Jurisdiction; Specific Performance. Sections 12.6 and 12.7 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(d) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[6]	Note to Draft: To be included for Holders who are Insiders.

(e) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to:	With copies to (which shall not constitute notice):

The Ether Machine, Inc.	Skadden, Arps, Slate, Meagher & Flom (UK)
2093 Philadelphia Pike #2640	LLP
Claymont, DE 19703	22 Bishopsgate
Attn: David Merin	EC2N 4BQ London
Email: dm@etherreserve.com	Email: Lorenzo.Corte@skadden.com; Ryan.Dzierniejko@skadden.com Attention: Lorenzo Corte; Ryan Dzierniejko

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of all parties hereto; provided, however, that if any waiver of any of the Lock-Up Agreements executed in connection with the Business Combination Agreement is granted by Pubco, Pubco will provide notice to Holder, and if Holder so elects, such waiver shall be deemed granted mutatis mutandis for this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h) Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or any of the rights, remedies or obligations of Holder under any other agreement between Holder and Pubco or any certificate or instrument executed by Holder in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Pubco or any of the rights, remedies or obligations of Holder under this Agreement.

(i) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

THE ETHER MACHINE, INC.

By:
Name:
Title

Sponsor:

DYNAMIXCORE HOLDINGS, LLC

By:
Name:
Title

SPAC:

DYNAMIX CORPORATION

By:
Name:
Title

[Insiders:

By:
Name:	Andrejka Bernatova

By:
Name:	Nader Daylami

By:
Name:	Lynn Peterson

By:
Name:	Steven Tyler Crabtree

By:
Name:	Diaco Aviki

By:
Name:	Philip Rajan][7]

{Additional Signature on the Following Page}

[7]	Note to Draft: To be included for Holders who are Insiders.

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title

Number and Type of Pubco Securities Owned:

Pubco Class A Stock:

Pubco Class B Stock:

Pubco Warrants:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email: